eNetpc, Inc. Announces New Symbol EEPC and Reverse Split Completed

MINNEAPOLIS, MN, -- 01/20/2004 -- eNetpc, Inc. (OTC BB: EEPC), an Application Service Provider (ASP) specializing in B2B software, e-commerce and virtual distribution, announced today it completed it's reverse split of its common stock on a 1 for 5 basis.

The new symbol is EEPC effective January 20, 2004 The Company is traded as (OTC BB: EEPC).

About eNetpc, Inc.

eNetpc, Inc. provides leading edge B2B software through its www.eselectdirect.com sales portal. Traded on the OTC:BB (EEPC), eNetpc, Inc. is built on the belief that the Internet will be the standard method of virtual distribution and that its eSelect™ software will bring manufacturers, resellers and customers together. More company information can be found at www.enetpc.com.

Any statements contained herein related to future events are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on forward-looking statements. eNetpc undertakes no obligation to update any such statements to reflect actual events.

For more information, please contact:
Richard Pomije
eNetpc, Inc.
phone: 952-890-2362, ext. 115
e-mail: rpomije@enetpc.com